Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EDGAR Online, Inc
Norwalk, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2005, relating to the consolidated financial statements of EDGAR Online, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

New York, New York

November 3, 2005